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                                                                     EXHIBIT 5.0

                                        May 15, 1998


INMC Mortgage Holdings, Inc.
155 North Lake Avenue
Pasadena, California 91101

     Re: $500,000,000 Aggregate Offering Price of
         Securities of INMC Mortgage Holdings, Inc.
         ------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel for INMC Mortgage Holdings, Inc., a Delaware corporation (the "Company"), in connection with post-effective amendment no. 1 to the registration statement on Form S-3 no. 333-41329 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by the Company of up to $500,000,000 aggregate offering price of (i) an indeterminate amount of debt securities (the "Debt Securities") to be issued pursuant to an indenture (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), or (ii) an indeterminate number of shares of preferred stock, par value $.01 per share (the "Preferred Stock"), or (iii) an indeterminate number of depositary shares representing Preferred Stock (the "Depositary Shares") to be issued pursuant to a depositary agreement (the "Depositary Agreement"), between the Company and the depositary agent to be named therein (the "Depositary Agent"), or (iv) an indeterminate number of shares of common stock, par value $.01 per share (the "Common Stock," and together with the Debt Securities, the Preferred Stock, and the Depositary Shares, the "Securities"), or (v) any combination of the Securities. The Registration Statement provides that the Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement (collectively, the "Prospectus").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction of
(i) the Registration Statement relating to the Securities, (ii) the Certificate of Incorporation of the Company (the "Certificate of Incorporation") as currently in effect, (iii) the Bylaws of the Company as currently in effect,
(iv) a specimen of the certificate to be used to represent the Common Stock, (v) a specimen of the depositary receipt certificate (the "Depositary Receipt") to be
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used to represent the Depositary Shares, (vi) the form of the Indenture, and
(vii) resolutions of the Board of Directors of the Company relating to the issuance of the Securities and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise, identified to our satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates, and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers or representatives of the Company and others.

     We are admitted to practice in the State of New York. We express no opinion herein as to the laws of any jurisdiction other than the laws of the United States of America, the corporate laws of the State of Delaware, and the State of New York.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

     1. The Indenture has been duly authorized and, when duly executed and delivered by the Company (and assuming due authorization, execution, and delivery by the Trustee), will be the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     2. The Debt Securities have been duly authorized by the Company and, when the Debt Securities have been duly established by the Indenture, duly authenticated by the Trustee, and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. Assuming that (i) the Annual Meeting of Stockholders of the Company scheduled for May 19, 1998 (the "Annual Meeting") is duly held, (ii) a majority of the outstanding shares of the common stock of the Company are duly voted in favor of PROPOSAL FOUR in the proxy statement (the "Proxy") for the Annual Meeting, and (iii) the amendment to the Certificate of Incorporation in the form of Appendix B to the Proxy is duly filed with the Secretary of State of the State of Delaware (collectively, the "Completion of Authorizations"), the Preferred Stock will have been duly authorized, and upon issuance, delivery, and payment therefor in the manner contemplated by, and consistent with the terms set forth in, the Registration Statement and the Prospectus (including the filing of a

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Designating Amendment (as defined in the Prospectus) amending the Certificate of
Incorporation), will be validly issued, fully paid, and nonassessable.

     4. Assuming the Completion of Authorizations, the Depositary Shares will have been duly authorized, and upon issuance, delivery, and payment therefor in the manner contemplated by the Registration Statement and the Prospectus (including the due execution and delivery of the Depositary Receipts by the Depositary Agent in accordance with the Depositary Agreement, and the due issuance of the underlying Preferred Stock) will be validly issued and will entitle their registered holders to the rights specified in the Depositary Agreement.

     5. The Common Stock has been duly authorized, and upon issuance, delivery, and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid, and nonassessable.

     The opinions set forth in paragraphs 1, 2, and 4 above are subject to the following exceptions, limitations, and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (whether enforcement is considered in a proceeding in equity or law); (iii) the requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) the effect of any statute, law, judgment, decree, order, regulation, or rule of any court or governmental authority to limit, delay, or prohibit the making of payments in a foreign or composite currency or the making of payments outside the United States.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Brown & Wood LLP

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